                                                                   Exhibit 4.3


                         REGISTRATION RIGHTS AGREEMENT

                                    BETWEEN

                           RAINMAKER SYSTEMS, INC.

                        ABS CAPITAL PARTNERS III, L.P.

                         H&Q RAINMAKER INVESTORS, L.P.

                         HAMBRECHT & QUIST CALIFORNIA

               HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II

                                     AND

                        THE SANTA CRUZ OPERATION, INC.

                               FEBRUARY 12, 1999
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                               TABLE OF CONTENTS

1. REGISTRATION RIGHTS..............................................   2
     1.1. Demand Registration Rights of Initiating Holders..........   2
           1.1.1. Request...........................................   2
           1.1.2. Demand Procedures.................................   2
           1.1.3. Delay by Company..................................   3
           1.1.4. Reduction.........................................   3
           1.1.5. Withdrawal........................................   3
     1.2. Piggyback Registration Rights.............................   4
           1.2.1. Request...........................................   4
           1.2.2. Reduction.........................................   4
     1.3. Registration on Form S-3..................................   5
     1.4. Registration Procedures...................................   5
     1.5. Holdback Agreement........................................   7
     1.6. Registration Expenses.....................................   8
           1.6.1. Holder Expenses...................................   8
           1.6.2. Company Expenses..................................   8
           1.6.3. Indemnity and Contribution........................   8
     1.7. Grant and Transfer of Registration Rights.................  10
     1.8. Information from Holder...................................  11
2. DEFINITIONS......................................................  11
3. MISCELLANEOUS....................................................  12
     3.1. Entire Agreement; Amendment...............................  12
     3.2. Waiver....................................................  12
     3.3. No Third Party Beneficiaries..............................  13
     3.4. Binding Effect............................................  13
     3.5. Governing Law.............................................  13
     3.6. Notices...................................................  13
     3.7. Execution in Counterparts.................................  15

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                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of February __, 1999 by and between Rainmaker Systems, Inc., a California corporation (the "Company"), ABS Capital Partners II, L.P., a Delaware limited partnership ("ABS"), H&Q Rainmaker Investors, L.P., Hambrecht & Quist California and Hambrecht & Quist Employee Venture Fund, L.P. II ("H&Q Entities") and The Santa Cruz Operation, Inc. a California corporation ("SCO," and together with ABS and the H&Q Entities, the initial "Holders").

          WHEREAS, on the date hereof, ABS and the H&Q Entities have acquired an aggregate of 8,536,585 shares of Series C Convertible Participating Preferred Stock, $0.001 par value (the "Series C Preferred") from the Company pursuant to a Stock Purchase Agreement among the Company, ABS and the H&Q Entities (the "Purchase Agreement");

          WHEREAS, the Company and SCO had previously entered into a Registration Rights Agreement dated January 24, 1995 (the "1995 Registration Rights Agreement"), which agreement provided SCO with certain registration rights in respect of shares issuable upon conversion of Series A Preferred Stock, par value $0.001 per share and Subordinated Convertible Debentures;

          WHEREAS, on the date hereof, SCO has exchanged all of its shares of Series A Preferred, Subordinated Convertible Debentures and related Warrants for an aggregate of 5,717,470 shares of the Company's Series D Convertible Participating Preferred Stock, par value $0.001 per share (the "Series D Preferred") pursuant to an Exchange Agreement dated the date hereof;

          WHEREAS, it is a condition to the obligations of ABS and the H&Q Entities under the Purchase Agreement that, in connection with the Exchange Agreement, SCO and the Company terminate the 1995 Registration Rights Agreement and enter into this Agreement; and

          WHEREAS, the Company, ABS, the H&Q Entities and SCO desire to enter into this Agreement in order to provide ABS, the H&Q Entities and SCO with certain rights with respect to the registration of the Common Stock of the Company issuable upon conversion of the Series C Preferred and the Series D Preferred; and

          WHEREAS capitalized terms used in this Agreement shall have the meanings ascribed to them in Article 2 hereof.

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. REGISTRATION RIGHTS

     1.1.  Demand Registration Rights of Initiating Holders

           1.1.1.  Request

          At any time after the earlier of (i) February __, 2001 or (ii) six months following the closing of the Company's IPO, the Initiating Holders may request registration for sale under the Act of all or part of the Registrable Securities then held by them, provided that such requested registration relates to a number of shares of Registrable Securities which represents at least 25% of the total number of shares of Registrable Securities (or a lesser percentage if the anticipated aggregate offering price would exceed $10 million), and upon such request the Company will promptly take the actions specified in Section 1.1.2.

           1.1.2.  Demand Procedures

          Within 10 Business Days after receipt by the Company of a registration request under Section 1.1.1 (which request shall specify the number of shares proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Company shall promptly give written notice to all other Holders of the proposed demand registration, and such other Holders shall have the right to join in the proposed registration and sale, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within five Business Days after receipt of such notice from the Company. The Company shall thereafter, as expeditiously as practicable (i) file with the SEC under the Act a registration statement on the appropriate form concerning all Registrable Securities specified in the demand request and all Registrable Securities with respect to which the Company has received the written request from the other Holders and (ii) use its reasonable best efforts to cause the registration statement to be declared effective. At the request of the Initiating Holders requesting registration, the Company shall cause each offering pursuant to Section 1.1.1 to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the Initiating Holders and approved by the Company, such approval not to be unreasonably withheld. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form. The Company shall not be obligated to effect more than three registrations requested by Initiating Holders under Section 1.1.1, provided, however, that each such request shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Initiating Holders, has become effective.

           1.1.3. Delay by Company

          The Company shall not be required to effect a demand registration under the Act pursuant to Section 1.1.1 above if (i) the Company receives a request for registration under Section 1.1.1 less than 90 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of the request; (ii) within 120 days prior to any such request for registration, a registration of securities of the Company has been effected in which the Initiating Holders had the right to participate pursuant to this Section 1.1 or Section 1.3 hereof, or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company, or would otherwise be seriously detrimental to the Company because the Company was then in the process of raising capital in the public or private markets; provided, however, that the Company may only delay a demand registration pursuant to this Section 1.1.3 for a period not exceeding 120 days (or until such earlier time as such transaction is consummated or no longer proposed) and may only defer any such filing pursuant to this Section 1.1.3 once per calendar year. The Company shall promptly notify in writing the Holders requesting registration of any decision not to effect any such request for registration pursuant to this Section 1.1.3, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Holders as soon as a demand registration may be effected.

           1.1.4.  Reduction

          If a demand registration is an underwritten registration and the managing underwriters advise the Company and the Holders participating in the demand registration in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall first be allocated pro rata among all of the Holders joining in the registration under Section 1.1 in proportion to the number of shares of Registrable Securities owned by them and then to the Company or any other party seeking to participate in the offering.

           1.1.5.  Withdrawal

          Holders participating in any demand registration pursuant to this
Section 1.1 may withdraw at any time before a registration statement is declared effective, and the Company may withdraw such registration statement if no Registrable Securities are then proposed to be included (and if withdrawn by the

Company the Holders shall not be deemed to have requested a demand registration for purposes of Section 1.1.1 hereof). If the Company withdraws a registration statement under this Section 1.1.5 in respect of a registration for which the Company would otherwise be required to pay expenses under Section 1.6.2 hereof, the Holders that shall have withdrawn shall reimburse the Company for all expenses of such registration in proportion to the number of shares each such withdrawing Holder shall have requested to be registered.

     1.2.  Piggyback Registration Rights

           1.2.1.  Request

          If at any time or times after the date of this Agreement the Company proposes to make a registered public offering of any of its securities under the Act (whether to be sold by it or by one or more selling stockholders), other than an offering pursuant to a demand registration under Section 1.1.1 or
Section 1.3 hereof or an offering registered on Form S-8 or Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than 20 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to all Holders specifying in reasonable detail the proposed transaction to be covered by the registration statement, and at the written request of any Holder delivered to the Company within 20 days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities as may have been designated in the Holder's request. The Company shall have no obligation to include shares of Common Stock owned by any Holder in a registration statement pursuant to this Section 1.2, unless and until such Holder (a) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions (but not requiring any Holder to provide indemnification or contribution more extensive than is set forth in
Section 1.6.3 hereof) and (b) shall have furnished the Company with all information and statements about or pertaining to such Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

           1.2.2.  Reduction

          If a registration in which any Holder has the right to participate pursuant to this Section 1.2 is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, (ii) second, the shares proposed to be sold by Holders exercising rights under Section 1.2.1, allocated pro rata among such Holders in proportion to the number of Registrable Securities owned by them and (iii) third, by any other stockholders proposing to sell shares of Common Stock pursuant to such registration.

     1.3.  Registration on Form S-3

           Subject to the limitations set forth in Section 1.1.3, if at any time the Company is eligible to use Form S-3 (or any successor form) for secondary sales any Holder may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (or any successor form) for a public sale of all or any portion of the Registrable Securities beneficially owned by it (which may include a "shelf" registration under Rule 415 under the Act, or any successor rule), provided that the reasonably anticipated aggregate price to the public of such Registrable Securities shall be at least $5 million. Upon receiving such request, the Company shall use its reasonable best efforts to promptly file a registration statement on Form S-3 (or any successor form) to register under the Act for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request and shall otherwise carry out the actions specified in Section 1.1.2 and
1.4. Except for the minimum proposed offering size of $5 million and the limitations set forth in Section 1.1.3, there shall be no limitation on the number of registrations that can be requested by Holders under this Section 1.3.

     1.4.  Registration Procedures

          Whenever any Holder has requested that any shares of Common Stock be registered pursuant to Sections 1.1, 1.2 or 1.3 hereof, the Company shall, as expeditiously as reasonably possible:

           (1) prepare and file with the SEC a registration statement with respect to such shares and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Holder with copies of all such documents proposed to be filed);

           (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (2 years in the case of a registration pursuant to Section 1.3 hereof) or until such Holder has completed the distribution described in such registration statement, whichever occurs first;

           (3) furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Holder may reasonably request;

           (4) use its reasonable best efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Holder requests (and to maintain such registrations and qualifications effective for a period of 90 days (2 years in the case of a registration pursuant to Section 1.3 hereof) or until such Holder has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (4),
(ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Holder, then such Holder shall pay such expenses to the extent required by such jurisdiction;

           (5) notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare, file and furnish to the Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in light of the circumstances then existing, necessary to make the statements therein not misleading;

           (6) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed (or if not then listed, on such exchanges as are requested by a majority of the participating Holders);

           (7) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement;

           (8) enter into such customary agreements and take all such other actions as such Holder reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares;

           (9) make available for inspection by such Holder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company; and

          (10) in connection with an underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 hereof, enter into an underwriting agreement in customary form and containing customary provisions, including provisions for indemnification of underwriters and contribution, if so requested by any underwriter.

     1.5.  Holdback Agreement

          (a) Notwithstanding anything in this Agreement to the contrary, if after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Board of Directors determines in good faith that the failure of the Company to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would have a material adverse effect on the Company, the Company shall so notify each Holder participating in such registration and each Holder shall suspend any further sales under such registration statement until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that the Company may impose any such suspension for no more than 30 days and no more than 2 times during any twelve month period.

          (b) In the event that the Company effects a registration of any securities under the Act in an underwritten public offering, each Holder agrees not to effect any sale, transfer, disposition or distribution, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such offering) during the 180-day period commencing with the effective date of the registration statement for the IPO and the 90-day period commencing with the effective date of the registration statement for any subsequent public offering, provided that all officers, directors and holders of 5% or more of the Company's outstanding voting securities enter into agreements providing for similar restrictions on sales.

     1.6.  Registration Expenses

           1.6.1.  Holder Expenses

          If, pursuant to Sections 1.1, 1.2 or 1.3 hereof, Registrable Securities are included in a registration statement, then the Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares.

           1.6.2.  Company Expenses

          Except for the fees and expenses specified in Section 1.6.1 hereof and except as provided below in this Section 1.6.2, the Company shall pay all expenses incident to the registration of shares by the Company and any Holders pursuant to Sections 1.1, 1.2 or 1.3 hereof, and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder's portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and a single counsel for all Holders selling shares (the fees of such counsel not to exceed $20,000) and all independent certified public accountants and other persons retained by the Company.

           1.6.3.  Indenmity and Contribution

          (a) In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Section 1.1, 1.2 or 1.3 hereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless such Holder, any underwriter participating in such offering, each officer, partner, manager and director of such person, each person, if any, who controls or may control such Holder or underwriter within the meaning of the Act and each representative of any Holder serving on the Board of Directors of the Company (such Holder or underwriter, its officers, partners, managers directors and representatives, and any such other persons being hereinafter referred to individually as an "Investor Indemnified Person" and collectively as "Investor Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Investor Indemnified Person, directly or indirectly (hereinafter referred to in this Section 1.6.3 in the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any breach of representation or warranty made by the Company in any underwriting agreement or any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Investor Indemnified Person for use in connection with the registration statement.

          (b) In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Sections 1.1, 1.2 or
1.3 hereof, to the extent permitted by law, each such Holder agrees to indemnify and hold harmless the Company any underwriter participating in such offering, and each person, if any, who controls or may control the Company or such underwriter within the meaning of the Act (the Company, such underwriter, and any such other persons also being hereinafter referred to individually as a "Company Indemnified Person" and collectively as "Company Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by such Holder for use in connection with the registration statement; provided, however, that a Holder shall be under no obligation to indemnify or hold harmless any Company Indemnified Persons with respect to any amount in excess of the net cash proceeds paid to such Holder in connection with any sales of securities effected under such registration statement.

          (c) The indemnification provisions set forth herein shall be in addition to any liability the Company or any Holder may otherwise have to the Investor Indemnified Persons or Company Indemnified Persons. The Company Indemnified Persons and the Investor Indemnified Persons are hereinafter referred to as Indemnified Persons. Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this
Section 1.6.3, such Indemnified Person shall submit written notice thereof to either the Company or the Holders, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified

Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld).

          (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of any losses or claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions that resulted in such losses or claims as well as any other relevant equitable considerations. The relative fault of the Indemnified Person and the Indemnifying Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties' relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission. In no event will the liability of any Holder for contribution exceed the net proceeds received by such Holder in any sale of securities to which such liability relates.


     1.7.  Grant and Transfer of Registration Rights

           Except for registration rights which have been granted by the Company as of the date hereof and registration rights granted by the Company after the date hereof (a) in connection with business acquisitions and which relate solely to registrations on Form S-3 or (b) which are subordinate to the rights of the Holders hereunder, the Company shall not grant any registration rights to any other person or entity without the prior written consent of the Initiating Holders, which consent shall not be unreasonably withheld or delayed. Holders shall have the right to transfer or assign the rights contained in this Agreement (i) to any limited partner or affiliate of a Holder in connection with the transfer of any Registrable Securities or (ii) to any third party transferee acquiring at least 20% of the Registrable Securities issued to the Holder as of the date hereof or the shares of Common Stock issued upon conversion of such Registrable Securities; provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.


     1.8. Information from Holder

          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

2.   DEFINITIONS

          The capitalized terms contained in this Agreement shall have the following meanings unless otherwise specifically defined:

          "Act" shall mean the Securities Act of 1933, as amended.

          "Agreement" shall mean this Registration Rights Agreement.

          "Business Day" shall mean Monday through Friday and shall exclude any federal or bank holidays observed in New York City.

          "Company" shall mean Rainmaker Systems, Inc., a California corporation, or any successor thereto.

          "Common Stock" shall mean the common stock of the Company, $0.001 par value per share.

          "Equity Securities" shall mean the Common Stock, the Series B Preferred Stock, the Series C Preferred, the Series D Preferred and any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, any stock or security convertible into or exchangeable for Common Stock or any other stock, security or interest in the Company whether or not convertible into or exchangeable for Common Stock.

          "Holders" shall mean ABS, H&Q Entities and SCO and any other person or entity that is a valid transferee of the rights granted hereunder pursuant to
Section 1.7 hereof.

          "Indemnified Person" shall have the meaning ascribed to that term in
Section 1.6.3.

          "Indemnifying Person" shall have the meaning ascribed to that term in
Section 1.6.3.

          "Initiating Holders" shall mean Holders who in the aggregate beneficially own not less than 50% of the Registrable Securities.

          "IPO" shall mean the initial public offering of the Company's Equity Securities registered under the Act.

          "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series C Preferred or Series D Preferred and
(ii) any equity securities issued as a distribution with respect to or in exchange for or in replacement for any of the shares referred to in clause (i); provided, however, that Registrable Securities shall not include any securities that have been previously sold pursuant to a registration statement filed under the Act or under Rule 144 promulgated under the Act, or which have otherwise been transferred in a transaction in which the transferor's rights under this Agreement are not assigned.


3. MISCELLANEOUS


     3.1.  Entire Agreement; Amendment

          This Agreement constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. SCO and the Company specifically agree that this Agreement supersedes entirely the 1995 Registration Rights Agreement, and the Company has no further obligations of any kind thereunder. This Agreement may not be amended without the written consent of the Company and the Initiating Holders.

     3.2.  Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


     3.3.  No Third Party Beneficiaries

          Except to the extent that the rights hereunder are assigned in accordance with Section 1.7, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


     3.4.  Binding Effect

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.


     3.5.  Governing Law

          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of California (excluding the choice of law rules thereof).


     3.6.  Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by overnight courier service or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:


           (i)  If to the Company:

                Rainmaker Systems, Inc.
                1800 Green Hills Road, 2nd Floor

           Scotts Valley, California 95066
           Attention:  Michael Silton

           in each case with a copy (which shall not constitute notice) to:

           Brobeck, Phleger & Harrison LLP
           38 Technology Drive
           Irvine, California 92618
           Attention:  Bruce Hallett


     (ii)  If to ABS:

           ABS Capital Partners III, L.P.
           101 California Street
           San Francisco, California 94111
           Attention:  Andrew T. Sheehan

           in each case with a copy (which shall not constitute notice) to:

           Hogan & Hartson L.L.P.
           111 South Calvert Street, Suite 1600
           Baltimore, Maryland 21202
           Attention:  Michael J. Silver

     (iii) If to H&Q Rainmaker Investors, L.P.:

           H&Q Rainmaker Investors, L.P.
           One Bush Street
           San Francisco, California 94104
           Attention:  Christopher McKay


           If to Hambrecht & Quist California:

           One Bush Street
           San Francisco, California 94104
           Attention:  Steven N. Machtinger

           If to Hambrecht & Quist Employee Venture Fund, L.P. II:

           One Bush Street
           San Francisco, California 94104

               Attention:


          (iv) If to SCO:

               The Santa Cruz Operation, Inc.
               425 Encinal Avenue
               Santa Cruz, California 95061
               Attention: Legal Department

          (v) If to any other Holder, such Holder's address as appearing on the records of the Company.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, mailed, transmitted, telecopied or telexed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


     3.7.  Execution in Counterparts

          To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf as of the day and year first hereinabove set forth.

                                 RAINMAKER SYSTEMS, INC.


                                 By: /s/ MICHAEL SILTON
                                    ---------------------------------
                                    Name: Michael Silton
                                    Title: CEO

                                 ABS CAPITAL PARTNERS III, L.P.


                                 By:  ABS Partners III, LLC
                                      Its General Partner


                                 By: /s/
                                    ---------------------------------
                                      Managing Member

                                      H&Q RAINMAKER INVESTORS, L.P.



                                      By: /s/ Christopher McKay
                                         -----------------------------
                                         Name: Christopher McKay




                                      HAMBRECHT & QUIST
                                      CALIFORNIA



                                      By: /s/ Steven N. Machtinger
                                          ----------------------------
                                          Name: Steven  Machtinger
                                                General Counsel, Secretary



                                      HAMBRECHT & QUIST EMPLOYEE
                                      VENTURE FUND, L.P. II

                                      By:  H&Q Venture Management, L.L.C.
                                           Its General Partner


                                      By: /s/
                                          -----------------------------
                                          Name: